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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Telemundo Holdings, Inc. on Form S-4 of our report dated March 19, 1998 (relating to the financial statements of Telemundo Group, Inc.), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 19, 1998 relating to the financial statement schedules appearing elsewhere in this Registration Statement and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of Telemundo Group, Inc., listed in Item 21. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ Deloitte & Touche LLP

December 14, 1998